EXHIBIT 10.31

September 1, 2003

Malcolm Thompson

c/o Photon Dynamics, Inc.

17 Great Oaks Boulevard

San Jose, CA 95119

Dear Malcolm:

This letter confirms our agreement to modify the amount of consulting fees payable to you by the Company pursuant to that certain Consulting Agreement dated [August 19], 2003, by and between Photon Dynamics, Inc. and you (the “Consulting Agreement”). The first sentence of Section 3 of the Consulting Agreement is hereby amended and restated in its entirety as follows: “The Company will pay you as consulting fees $2,000 for the equivalent of each day of consulting services rendered during the Consulting Period (“Consulting Fees”).” This amendment shall be effective as of September 1, 2003.

All other provisions of the Consulting Agreement shall remain in full force and effect and unmodified by this amendment. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Consulting Agreement.

Sincerely,

PHOTON DYNAMICS, INC.

Signature:	/s/ Richard Okumoto

Print Name:	Richard Okumoto

Title:	Chief Financial Officer

ACCEPTED AND AGREED:

/s/ Malcolm J Thompson
MALCOLM THOMPSON